                                                                 Exhibit (18)(1)

                                                                 January 6, 1998

                                  Schedule A-4
                                  ------------

                         Eaton Vance Mutual Funds Trust
                         ------------------------------

                Eaton Vance Tax-Managed International Growth Fund